                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant
     Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [_]  Definitive Proxy Statement
     [_]  Definitive Additional Materials
     [_]  Soliciting Material Pursuant to ss. 240.14a-12

                                  PEMSTAR INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[LOGO] Pemstar

                                 PEMSTAR INC.
                          3535 Technology Drive N.W.
                              Rochester, MN 55901

                      ----------------------------------

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD JULY 25, 2002

                      ----------------------------------

TO THE SHAREHOLDERS OF PEMSTAR INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pemstar Inc. ("Pemstar" or the "Company") will be held at 3535 Technology Drive N.W., Rochester, Minnesota on Thursday, July 25, 2002, at 4:00 p.m. Central Standard Time, for the purpose of considering and acting upon:

    1. The election of three Class II directors for terms expiring in 2005 and until their successors are elected;

    2. To approve the potential issuance of all shares of common stock issuable under, or as interest on, our 6 1/2% Convertible Notes and Related Warrants to the extent such issuance would require shareholder approval under the rules of The Nasdaq Stock Market;

    3. To approve the Pemstar Inc. 2002 Stock Option Plan;

    4. To amend the Pemstar Inc. 2000 Employee Stock Purchase Plan to increase the number of shares available for purchase under the Plan by 500,000 shares and to remove the eligibility requirement of being employed by Pemstar for at least 90 days;

    5. To ratify the selection of Ernst & Young LLP as the independent public accountants for the fiscal year ending March 31, 2003; and

    6. Such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on June 10, 2002, are the only persons entitled to notice of and to vote at the meeting.

   Your attention is directed to the attached Proxy Statement. Whether or not you plan to be personally present at the meeting, please complete, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Enclosed with the proxy card is an envelope addressed to Pemstar Inc. for which no postage is required if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Allen J. Berning
                                          Allen J. Berning
                                          Chief Executive Officer

June 24, 2002

                                 PEMSTAR INC.
                          3535 Technology Drive N.W.
                              Rochester, MN 55901

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 2002

   This Proxy Statement has been prepared on behalf of the Board of Directors of Pemstar Inc. ("Pemstar" or the "Company") in connection with the solicitation of proxies for our Annual Meeting of Shareholders to be held on July 25, 2002 (the "Annual Meeting"), and at any and all adjournments of the Annual Meeting. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, are being paid for by the Company. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of these shares. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies in person or by telephone or facsimile. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareholders on or about June 24, 2002.

   Shareholders of record on June 10, 2002, are the only persons entitled to vote at the Annual Meeting. As of that date, there were 36,789,463 issued and outstanding shares of our common stock, the only outstanding voting securities of the Company. Each shareholder is entitled to one vote for each share held. There is no cumulative voting.

   Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

   Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted FOR each of the proposals in this Proxy Statement. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

   So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

   Shareholders can vote their shares by completing the enclosed proxy card and mailing it to the Company. A shareholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of the Company or by filing a new written appointment of a proxy with an officer of the Company. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 2002, certain information with respect to all shareholders known to us to have been beneficial owners of more than five percent of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of May 31, 2002 ("currently exercisable options") are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner                                           Number   Percent
------------------------                                          --------- -------

5% Shareholder:
Lehman Brothers Holdings Inc. and certain of its affiliates (1).. 4,959,903 13.484%
 399 Park Avenue
 New York, New York 10022
Kern Capital Management, LLC (2)................................. 1,909,100  5.190%
 114 West 47th Street, Suite 1926
 New York, New York 10036

Executive Officers, Directors and Nominee:
Allen J. Berning (3)............................................. 1,105,575  2.994%
Steve V. Petracca (4)............................................    67,085      *
Karl D. Shurson (5)..............................................   428,201  1.159%
Hargopal (Paul) Singh (6)........................................    92,953      *
Robert D. Ahmann (7).............................................   429,085  1.161%
Thomas A. Burton (8).............................................    11,878      *
Bruce M. Jaffe (9)...............................................    11,092      *
Gregory S. Lea (10)..............................................     4,620      *
Michael Odrich (11).............................................. 4,959,903 13.484%
Linda U. Feuss (12)..............................................     9,350      *
All directors and executive officers as a group (10 persons) (13) 7,202,920 19.276%

--------
*   Shares represent less than 1% of total shares outstanding.
(1) Shares beneficially owned by Lehman Brothers Holdings Inc. include shares held by the following wholly owned subsidiaries of Lehman Brothers Holdings
    Inc.:

                                                                 Number of
     Name                                                         Shares
     ----                                                        ---------
     LB I Group Inc. ("LB I Group")............................. 2,547,084
     Lehman Brothers Venture Capital Partners I, L.P. ("LB VCP")   366,906
     Lehman Brothers Venture Partners L.P.......................   613,158
     Lehman Brothers VC Partners L.P............................ 1,333,332
     Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P..    87,807
     Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P..     1,620
     Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P..     9,996

    Effective March 15, 2001, LB I Group and LB VCP granted to Pemstar an irrevocable proxy to vote 2,200,000 of the shares of the common stock that they would otherwise be entitled to vote at any meeting of our shareholders, or to give consent in lieu of voting on any matter which is submitted for a vote or consent to our shareholders. The proxy and the powers granted under the proxy are not revocable by the grantors and will remain in effect until automatically terminated when the grantors and their affiliates cease to own on a collective basis 10% or more of our common stock. The proxy will also terminate with respect to any shares that are transferred by the grantors to any person that is not affiliated with the grantors. As a result of this proxy, Lehman Brothers Holdings Inc. has voting power with respect to approximately 7.5% of our common stock. Information for security ownership of Lehman Brothers Holdings Inc. and certain of its affiliates is based on Schedule 13D/A filed by Lehman Brothers Holdings Inc. and certain of its affiliates on February 14, 2002.
(2) Information for security ownership of Kern Capital Management, LLC is based on Schedule 13G filed by Kern Capital Management, LLC on February 14, 2002.
(3) The shares of common stock included in this table include 138,475 shares that can be acquired upon the exercise of currently exercisable options and 200 shares owned by Mr. Berning's spouse. Mr. Berning disclaims beneficial ownership of the 200 shares owned by his spouse.
(4) The shares of common stock included in this table include 67,085 shares that can be acquired upon the exercise of currently exercisable options.
(5) The shares of common stock included in this table include 268,700 shares held jointly by Mr. Shurson and his spouse and 158,685 shares that can be acquired upon the exercise of currently exercisable options.
(6) Includes 75,000 shares held by Mr. Singh's spouse and 17,085 shares that can be acquired upon the exercise of currently exercisable options.
(7) The shares of common stock included in this table include 158,085 shares that can be acquired upon the exercise of currently exercisable options.
(8) Includes 5,878 shares that can be acquired upon the exercise of currently exercisable options.
(9) Includes 5,292 shares that can be acquired upon the exercise of currently exercisable options.
(10) Includes 1,020 shares that can be acquired upon the exercise of currently exercisable options.
(11) Mr. Odrich is a Managing Director of Lehman Brothers Inc. and may be considered to have beneficial ownership of Lehman Brothers Inc.'s interest in us. Mr. Odrich disclaims beneficial ownership of all such shares. The address of Mr. Odrich is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022.
(12) Includes 9,350 shares that can be acquired upon the exercise of currently exercisable options.
(13) See Notes (3) through (12). Includes an aggregate of 582,384 shares issuable upon the exercise of currently exercisable options held by our executive officers and directors.

                             ELECTION OF DIRECTORS

   The number of directors currently serving on our Board of Directors is nine. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Hargopal (Paul) Singh and Thomas A. Burton are the directors currently in Class II whose terms expire at the Annual Meeting. Robert R. Murphy, another Class II director, resigned as a director in connection with his planned retirement from the Company. As a result, the Nominating Committee of the Board of Directors recommended on June 4, 2002 that Michael Odrich be appointed to the vacant position and to stand for election in Mr. Murphy's stead at the Annual Meeting. The Board of Directors accepted this recommendation by unanimous written action on June 7, 2002. Additionally, along with Mr. Odrich, the Board of Directors has nominated Messrs. Singh and Burton for re-election to the Board at the Annual Meeting for terms expiring at the annual shareholders' meeting in 2005 or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal.)

   The Board of Directors recommends that you vote for each of the nominees named above. The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Odrich, Singh and Burton. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

   Information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below.

   Name                  Age Nominee or Continuing Director and Term
   ----                  --- ---------------------------------------
   Allen J. Berning..... 47  Director, with term expiring in 2003
   Steve V. Petracca.... 46  Director, with term expiring in 2003
   Gregory S. Lea....... 49  Director, with term expiring in 2003
   Karl D. Shurson...... 62  Director, with term expiring in 2004
   Robert D. Ahmann..... 46  Director, with term expiring in 2004
   Bruce M. Jaffe....... 58  Director, with term expiring in 2004
   Hargopal (Paul) Singh 52  Director and nominee, with term expiring in 2005
   Thomas A. Burton..... 67  Director and nominee, with term expiring in 2005
   Michael Odrich....... 38  Director and nominee, with term expiring in 2005

   Allen J. Berning has served as our Chief Executive Officer, director and Chairman of our Board since the founding of Pemstar in 1994. Prior to founding Pemstar, Mr. Berning was employed by IBM for fifteen years, where he held several engineering and management positions in process engineering, manufacturing, cost engineering and resource planning, including most recently as Operations Manager for IBM's Rochester Storage Systems facility. Mr. Berning received a B.S.I.E. and an M.B.A. from St. Cloud State University. He is currently serving as board member and past chair of the Greater Rochester Area University Center. In 1999, Mr. Berning received the national Ernst & Young Entrepreneur of the Year Award.

   Steve V. Petracca has served as our Executive Vice President--Business Development and as a director since joining Pemstar in 1999. From 1998 to 1999, Mr. Petracca served as the Executive Vice President and General Manager of Quadrus Manufacturing, a division of Bell Microproducts. From 1988 to 1997, Mr. Petracca served as the Chief Executive Officer and President of Reply Corporation, a venture backed computer start-up company that he founded, and after acquisition of Reply Corporation by Radius Inc. in 1997, as its Senior Vice President of engineering and operations until 1998. Prior to founding Reply Corporation, Mr. Petracca worked in various positions with IBM. Mr. Petracca holds a B.A. from the University of Colorado and an M.B.A. from Nova University.

   Gregory S. Lea has served as a director of Pemstar since April 2001. From 1993 to April 2002, Mr. Lea has served as a corporate Vice President for Jostens Corporation, a commemorative and affiliation products manufacturer, serving most recently as corporate Vice President--Business Ventures. From 1993 to 1999, Mr. Lea held two other corporate vice presidency positions at Jostens Corporation. From 1974 to 1993, Mr. Lea was employed by IBM Corporation, where he held several management and administrative positions. From 1981 to 1993, Mr. Lea was President and a member of the Board of Directors of the Ability Building Center, Inc. Mr. Lea holds a B.S. in accounting/business management from Minnesota State University, Mankato.

   Karl D. Shurson has served as our Executive Vice President--Operations and Quality since 1998 and as a director since 1994. Mr. Shurson has also served as our Corporate Manager of Human Resources since 1994 and as the site executive for our Bangkok, Thailand operations since 1998. From 1962 to 1994, Mr. Shurson was employed by IBM where he held several technical and management positions, including most recently as production facility manager for storage products at IBM's Rochester, Minnesota facility.

   Robert D. Ahmann has served as our Executive Vice President--Manufacturing Systems and a director since August 1999. Mr. Ahmann has worked for us in various capacities since 1994. From 1977 to 1994, Mr. Ahmann was employed by IBM where he held several engineering and management positions, including most recently as manager of test and process engineering for storage products. Mr. Ahmann holds a B.S.E.E. from North Dakota State University and a M.S.E.E. from the University of Minnesota.

   Bruce M. Jaffe has served as a director of Pemstar since 2000. Mr. Jaffe, currently a private investor, was Senior Vice President and Chief Financial Officer of Bell Microproducts Inc., a distributor of storage and computer products from 1997 to 1999. From 1967 to 1996, Mr. Jaffe was employed by Bell Industries Inc., a distributor of electronic components, where he held several management positions, most recently as President, Chief Operating Officer and a member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse. Mr. Jaffe holds a B.S. in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the Board of Directors of Metron Technology, a supplier of equipment, materials and outsourcing services to the semi-conductor industry and the Board of Advisors for the University of Southern California School of Business.

   Hargopal (Paul) Singh has served as our Executive Vice President, Chief Operating Officer since December 2001. Prior to that, he served as our Executive Vice President--International Operations and Wireless Communications. He has been a director since 1998. Mr. Singh has been employed by us since 1995 and also serves as President of our Chinese and Mexican subsidiaries. From 1994 to 1995, Mr. Singh was employed by Microsoft as a Director of Business Planning, Tools and Technology in Microsoft's product support services division. From 1979 to 1994, Mr. Singh was employed by IBM in various technical and management positions, including plant manager for printed circuit board assembly and test. Mr. Singh holds a B.E. in Mechanical Engineering from Osmania University in India and an M.S. in Engineering Management from Oklahoma State University.

   Thomas A. Burton has served as a director since 1994. Mr. Burton has been an independent consultant since 1995. Prior to 1994, Mr. Burton was President and Chief Executive Officer of Waters Instruments Inc., a diversified manufacturer of medical and agricultural products and a contract manufacturer for the computing and telecommunications industries, from 1960 to 1990. From 1992 to 1997, Mr. Burton was appointed to serve on the Minnesota Public Utilities Commission which regulates the electric gas and telephone industries in Minnesota.

   Michael Odrich has served as a director of Pemstar since June 2002 and previously, from 1998 until January 2001. Since 1995, Mr. Odrich has been a Managing Director and head of the Lehman Brothers' Venture Capital Fund. Prior to joining Lehman Brothers Private Equity, he served as assistant to Lehman Brothers' Chairman and

Chief Executive Officer from 1993 until 1995. Mr. Odrich joined the Investment Banking Division of Lehman Brothers in 1986. He is currently a director of Active Software, Inc. and Regeneration Technologies, Inc. Mr. Odrich holds a B.A. degree from Stanford University and an M.B.A. from Columbia University.

Meetings and Committees of the Board of Directors

   During the fiscal year ended March 31, 2002, the Board of Directors held four meetings and acted six times by written action. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee, an Executive Compensation Committee and a newly formed Nominating Committee.

   The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants and our internal accounting and legal controls. The Audit Committee is composed of Messrs. Burton, Jaffe and Lea. During fiscal 2002, the Audit Committee held four meetings.

   The Executive Compensation Committee determines the compensation for our executive officers and establishes our compensation policies and practices. The Executive Compensation Committee is composed of Messrs. Burton, Jaffe, and Shurson. During fiscal 2002, the Executive Compensation Committee held three meetings.

   The Nominating Committee assists the Board of Directors in filling Board vacancies by researching, interviewing and assessing available candidates and making recommendations to the Board. The Nominating Committee is composed of Messrs. Berning, Burton and Jaffe. The Nominating Committee was formed after the end of fiscal 2002, so did not meet during fiscal 2002.

Compensation of Directors

   We pay our non-employee board members $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting. We also reimburse our non-employee directors for reasonable expenses incurred in serving as a director. All of our non-employee directors are entitled to participate in our stock option plans. The number of options granted to our non-employee directors is recommended by our Option Committee and determined by our Executive Compensation Committee on an annual basis. In fiscal 2002, our non-employee directors, Thomas A. Burton, Bruce M. Jaffe and Gregory S. Lea, were each awarded options to purchase 3,000 shares of common stock under our 2000 Stock Option Plan.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Overview

   The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and establishing overall compensation programs to ensure Pemstar's ability to attract, retain and motivate qualified executives and directors on a worldwide basis. Pemstar's executive compensation programs include base salary, short-term incentive compensation and incentive stock option awards. The Committee currently consists of two non-employee directors and one employee director, all of whom are appointed by the Board of Directors. The Committee reviews and approves the base salary, short term incentive compensation and incentive stock option award programs for Pemstar's Chief Executive Officer and other executive officers. The Committee has the authority to change Pemstar's compensation programs at any time. From time to time, the Committee may hire experienced outside consultants to analyze and review Pemstar's compensation programs to confirm that the compensation programs meet the Committee's stated objectives. In fiscal 2002, the Committee engaged the services of Marsh Consulting to perform a benchmark survey of the Company's compensation programs.

   Pemstar has a "pay for performance" compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to Pemstar's success and continued growth while at the same time allowing Pemstar to attract, retain and motivate high-caliber executives. The Committee's practice is to establish annual company financial performance targets at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for Pemstar's executive officers are targeted to be generally average in comparison to executive officer salaries paid by other electronics manufacturing service providers with comparable total revenues. Based on the Marsh survey, the Committee will recommend adjustments to the Company's salary and benefit structure to help it remain competitive. Through the short term incentive compensation program, Pemstar's executive officers have an opportunity to earn above average compensation as compared to other electronics manufacturing service providers with comparable total revenues. The

   Committee periodically reviews national and regional compensation surveys to determine and establish competitive levels of compensation.

Compensation of Executive Officers

   Pemstar's compensation program for its executive officers consists of three basic elements: base salary, short-term incentive compensation and incentive stock option awards.

   Base Salary. Base salaries for Pemstar's executive officers are determined based on company performance and internal job value. Merit increases in base salary are tied to annual performance reviews and are subject to minimum and maximum base salary levels based on comparable compensation for similar executive officer positions at other electronics manufacturing services companies with total revenues comparable to Pemstar's revenues.

   Short-Term Incentive Compensation. Short-term incentive compensation for executive officers is paid pursuant to a financial performance award program, which is based upon Pemstar's annual financial performance and, in some cases, the annual financial performance of a particular business unit. Performance targets are based on Pemstar's budget as approved annually by the Board of Directors. No short term incentive compensation payments are made unless a minimum return on invested capital is met. Executive officers are required to achieve targets based on Pemstar's net earnings and or the operating earnings of a particular business unit. The maximum compensation opportunity for executive officers under Pemstar's short term incentive compensation program may range from 3% to 25% of base salary.

   With respect to fiscal 2002, except in the case of one executive officer who was hired during fiscal 2002 and whose terms of employment include a guaranteed bonus if certain objectives were achieved, the Committee did not pay any short term incentive compensation to executive officers because Pemstar did not achieve its target earnings objectives.

   Incentive Stock Option Awards. Incentive stock options are granted to executive officers under Pemstar's stock option plans (the "Plans"). The purpose of the Plans is to attract, retain and motivate executives capable of assuring Pemstar's future success by affording them an opportunity to acquire an ownership interest in Pemstar and to align executive officer compensation directly with the creation of shareholder value.

   When making option grant determinations, the Committee considers the recommendation of the Chief Executive Officer, an individual's performance, business unit performance and Pemstar's overall performance. When determining the size of an option grant, the Committee takes into account a number of factors, including individual performance and leadership and the number of options already outstanding or previously granted.

   The Committee's policy is to review each individual's performance and option position on an annual basis. All of Pemstar's outstanding stock options were granted at an exercise price equal to the fair market value of Pemstar's common stock on the date of grant. Options granted under the Plan have a term of ten years and generally vest ratably over a three-year period.

   In fiscal 2002, the Committee did not award any executive officer options to purchase additional shares of common stock except in the case of one executive officer who agreed to accept a portion of her short-term incentive compensation in the form of options.

Compensation of the Chief Executive Officer

   The Chief Executive Officer's compensation is determined by the Committee in a manner similar to the compensation of the other executive officers.

   Base Salary. Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the Chief Executive Officer. The market data is selected from compensation surveys that include data from electronics manufacturing services companies with total revenues comparable to Pemstar's total revenues. In fiscal year 2002, Mr. Berning's base salary was increased by 9.48% over his base salary paid in fiscal year 2001. In reaching its decision to increase Mr. Berning's salary, the Committee considered several factors, including (without assigning any priority among the factors) Pemstar's business growth, implementation of information technology initiatives, continued development of supply chain management and the successful completion of Pemstar's initial public offering of common stock in August 2000.

   Short Term Incentive Compensation. Mr. Berning did not receive any short term incentive compensation with respect to fiscal 2002 because Pemstar did not achieve its target earnings objectives.

   Incentive Stock Option Awards. In fiscal 2002, the Committee did not award Mr. Berning any option to purchase additional shares of Pemstar's common stock.

Section 162(m) of the Internal Revenue Code

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's incentive stock option awards as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its Plans intended to preserve the full deductibility of certain performance-based compensation under the Code.

                                          Thomas A. Burton
                                          Bruce M. Jaffe
                                          Karl D. Shurson

                                          Members
                                          Executive Compensation Committee

                          Summary Compensation Table

   The following table sets forth the cash and noncash compensation awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal years ended March 31, 2002, March 31, 2001 and March 31, 2000.

                                                              Annual       Long-Term
                                                         Compensation (1) Compensation
                                                         ---------------- ------------
                                                                           Securities
                                                                           Underlying   All Other
                                                          Salary   Bonus  Options/SARs Compensation
            Name and Principal Position             Year   ($)      ($)       (#)         ($)(2)
            ---------------------------             ---- -------- ------- ------------ ------------
            Allen J. Berning....................... 2002 $219,806      --         0       $4,256
               Chairman of the Board and            2001 $200,769      --    42,500       $3,825
               Chief Executive Officer              2000 $156,346      --   216,000       $4,656

            Steve V. Petracca...................... 2002 $240,419      --         0       $4,789
               Executive Vice President--           2001 $227,885      --    25,500       $5,037
               Business Development                 2000 $182,948      --   210,000       $5,192

            Hargopal (Paul) Singh.................. 2002 $194,528      --         0       $1,541
               Executive Vice President--           2001 $165,769      --    25,500       $2,403
               International Operations             2000 $126,154      --   135,000       $2,360

            Robert D. Ahmann....................... 2002 $157,308      --         0       $1,576
               Executive Vice President--           2001 $147,884      --    25,500       $1,539
               Precision Process and Test Equipment 2000 $116,559      --   135,000       $1,169

            Linda U. Feuss (3)..................... 2002 $137,063 $30,000    36,272(4)    $  872
               Vice President--General Counsel
               and Corporate Secretary

--------
(1) With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named officer.
(2) The reported compensation includes our discretionary matching contributions (excluding employee earnings reduction contributions) under our 401(k).
(3) Ms. Feuss joined Pemstar in April of 2001.
(4) 27,500 of which was granted pursuant to Pemstar's option plan and 8,772 of which was granted in lieu of a portion of Ms. Feuss' short-term incentive compensation.

Options

   The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2002. The percentage of total options set forth below is based on an aggregate of 704,640 options granted to employees during fiscal 2002. All options were granted with an exercise price equal to the closing price of Pemstar's common stock on the Nasdaq National Market on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

               Option Grants in Fiscal Year Ended March 31, 2002

                                                                   Potential Realizable
                                                                   Value at Assumed
                                                                   Annual Rate Of
                                                                     Stock Price
                                                                   Appreciation For
                                   Individual Grants                 Option Term
                      -------------------------------------------- --------------------
                       Number of   % of Total
                       Shares of     Option
                      Common Stock Granted to
                       Underlying  Employees  Exercise
                        Options      in FY    Price Per Expiration
        Name          Granted (1)   2002 (%)  Share ($)    Date     5%($)     10%($)
        ----          ------------ ---------- --------- ----------  -------    -------
Allen J. Berning.....         0         0          --          --        0          0
Steve V. Petracca....         0         0          --          --        0          0
Hargopal (Paul) Singh         0         0          --          --        0          0
Robert D. Ahmann.....         0         0          --          --        0          0
Linda U. Feuss.......    27,500       3.9%      $8.72    4/2/2011  150,809    382,179

--------
(1) Options vest in three equal annual installments commencing on the first anniversary of their grant date.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The table below sets forth the number of shares of common stock acquired upon the exercise of options in the fiscal year ended March 31, 2002 and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of March 31, 2002, by each of the executive officers named in the Summary Compensation Table.

  Aggregate Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

                                                 Number of Shares      Value of Unexercised In-
                                              Underlying Unexercised       the-Money Options
                                                Options at Year-End         at Year-End (2)
                                             ------------------------- -------------------------
                       Number
                      of Shares    Value
        Name          Acquired  Realized (1) Exercisable Unexercisable Exercisable Unexercisable
        ----          --------- ------------ ----------- ------------- ----------- -------------
Allen J. Berning.....        0            0    124,450      28,050      $584,100           --
Steve V. Petracca....  285,000   $4,403,600     58,670      16,830      $265,500           --
Hargopal (Paul) Singh        0            0      8,670      16,830            --           --
Robert D. Ahmann.....        0            0    149,670      16,830      $748,710           --
Linda U. Feuss.......        0            0      9,350      18,150      $ 14,867      $28,859

--------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of one share of Pemstar common stock on the day such options were exercised, which is equal to the average of the daily high and low trading prices for our common stock on such dates, multiplied by the number of shares exercised.

(2) Based on an estimated fair market value of $10.31, which is equal to the average of the daily high and low trading prices for our common stock on March 28, 2002.

Employment Contracts for Executive Officers

   We currently do not have employment agreements with any of our executive officers, although the terms of our change of control agreements with each executive officer impose limitations on our ability to terminate an executive officer. See "Executive Compensation--Change in Control Arrangements."

Pension and Retirement Plans

   In 1995, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan on the first day of the first month after they become employed by us, at which point we classify them as participants. Employees may elect to reduce their current compensation by not less than 1% nor more than 15% of eligible compensation or the statutorily prescribed annual limit, currently $10,500, and have this reduction contributed to the 401(k) plan. Our Board of Directors may change the minimum and maximum contribution levels, subject to the statutorily prescribed limit. The 401(k) plan permits, but does not require, us to make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) plan on behalf of eligible participants. In 1997, our Board of Directors approved a discretionary matching contribution of 3% of an employee's contributions to the plan. All contributions made by and on behalf of participants are subject to a maximum contribution limitation currently equal to the lesser of 25% of their compensation or $30,000 per year. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants or by us to the 401(k) plan and income earned on plan contributions, are generally not taxable to the participants until withdrawn, and contributions by us, if any, are generally deductible by us when made. In fiscal 2002, we made $ 1,366,304.68 in matching contributions to the plan on behalf of participants.

Change in Control Arrangements

   We have entered into change in control arrangements with each of our executive officers. These agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes in control and other significant business combinations involving our company by providing these individuals with assurances regarding their compensation and benefits expectation under such circumstances.

   Under these agreements, we agree not to terminate any of these individuals during the six month period prior to a "change in control" involving our company and for the two year period following any change in control. If, during the applicable period, we terminate any individual other than for "cause" or "disability" or the individual terminates his employment for "good reason," the individual is entitled to receive a severance payment from us in the amount of 220% of the individual's annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. We may pay the severance payment in one lump sum or in twenty-four consecutive monthly installments. Additionally, upon a change of control, certain executive officers who purchased shares of common stock by delivery of a promissory note will have the right to have such note and the related security agreements amended so that repayment of the note will be secured only by the existing pledge of the shares of common stock purchased with such note and the officers will be released from full recourse on the note.

Equity Compensation Plan Information

   The Company maintains the 1994 Stock Option Plan (the "1994 Plan"), the 1995 Stock Option Plan (the "1995 Plan"), the 1997 Stock Option Plan (the "1997 Plan"), the 1999 Amended and Restated Stock Option Plan (the "1999 Plan"), the 2000 Stock Option Plan (the "2000 Plan") and the 2000 Employee Stock Purchase Plan

(the "ESPP"), pursuant to which it may grant equity awards to eligible persons. The 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, and the ESPP have all been approved by the shareholders of the Company.

   The following table gives information about equity awards under the Company's 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, and the ESPP as of March 31, 2002. The table does not include information about the proposed 2002 Stock Option Plan:

                                                                                        (c) Number of securities
                                                                                        remaining available for
                                          (a) Number of securities                       future issuance under
                                             to be issued upon     (b) Weighted-average   equity compensation
                                          exercise of outstanding   exercise price of       plans (excluding
                                           options, warrants and   outstanding options, securities reflected in
              Plan category                        rights          warrants and rights        column (a))
              -------------               ------------------------ -------------------- ------------------------
Equity Compensation plans approved by
  security holders.......................        3,188,790(1)            $7.10927               579,373(2)

Equity compensation plans not approved by
  security holders.......................             None                     --                   None
                                                 ---------               --------               --------
Total....................................        3,188,790               $7.10927               $579,373

--------
(1) 49,300 to be issued under the 1994 Plan; 103,500 to be issued under the 1995 Plan; 401,414 to be issued under the 1997 Plan; 1,377,006 to be issued under the 1999 Plan; and 1,257,570 to be issued under the 2000 Plan.
(2) 0 remaining under the 1994 Plan; 0 remaining under the 1995 Plan; 0 remaining under the 1997 Plan; 65,400 remaining under the 1999 Plan; 185,189 remaining under the 2000 Plan; and 328,784 remaining under the ESPP.

                         COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on Pemstar's common stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and an index of a group of peer companies selected by Pemstar for the twenty month period beginning August 8, 2000 (the date Pemstar's common stock commenced trading) and ending March 31, 2002, (assuming in each case an investment of $100 on August 8, 2000 and reinvestment of all dividends when paid). In addition to Pemstar, the companies included in the peer group are ACT Manufacturing, Inc., Benchmark Electronics, Inc., Manufacturers' Services Limited, Plexus Corp., SMTC Corporation and Viasystems Group, Inc., each of which, like Pemstar, is a publicly-traded, mid-size provider of advanced electronics manufacturing services. In calculating the cumulative total shareholder return of the peer group, the shareholder returns of the peer group companies are weighted according to the stock market capitalization of the companies.



                                    [CHART]

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
AMONG PEMSTAR, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

       PEMSTAR,   NASDAQ STOCK    PEER
       INC.       MARKET (U.S)    GROUP

8/8/00   $100        $100         $100
3/01     $82.95      $47.58       $35.37
3/02     $87.27      $47.91       $32.28


* 100 Invested on 8/8/00 in stock or index-- including reinvestment of dividends.
Fiscal year ending March 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

   Based upon a review of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended March 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Peter Hermann, who became an executive officer the Company in fiscal 2002, failed to file Form 3 on a timely basis.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

   In connection with the purchase of shares of common stock and exercise of options in fiscal 2000, we accepted as payment from executive officers, certain notes bearing interest at 6.5% per annum and maturing on March 31, 2002. These notes are full recourse promissory notes and are secured by a security interest in the shares purchased or issued upon exercise of the options. As of March 31, 2002, the executive officers listed below had outstanding notes in the following amounts, which represents the original principal balance and the largest amounts outstanding during our last fiscal year:

                                 2 year Notes

                                                Principal
                     Name                        Amount
                     ----                      -----------
                     Allen J. Berning (1)..... $200,000.00
                     William J. Kullback (2).. $362,874.63
                     Hargopal (Paul) Singh (3) $425,334.38

--------
(1) Note matures December 20, 2002.
(2) Note for the principal amount of $107,674 matures November 29, 2003 and note for the principal amount of $255,200.63 matures March 14, 2005.
(3) Note matures March 31, 2005.

   In addition, during fiscal 2002 Steve V. Petracca had a similar note in the amount of $ 450,000. Mr. Petracca repaid his note in full in June 2001. Prior to March 31, 2002, the term of the note for Mr. Singh and the term of the note in the amount of $255,200.63 for Mr. Kullback was extended as noted and the interest rate on those notes was adjusted to 2.72%. On November 29, 2001, William J. Kullback executed a promissory note in the face amount of $107,674 in connection with Mr. Kullback's exercise of an option to purchase 16,334 shares of common stock. This note bears interest at 2.71% per annum and matures on November 29, 2003. This note is a full recourse promissory note and is secured by a security interest in the shares purchased or issued upon exercise of the options. Allen J. Berning repaid his note in the amount of $875,000 in June 2001. In addition, on December 20, 2000, Allen J. Berning executed a promissory note in the face amount of $200,000 in connection with Mr. Berning's exercise of an option to purchase 40,000 shares of common stock. This note bears interest at 6.01% per annum and matures on December 20, 2002. This note is also a full recourse promissory note and is secured by a security interest in the shares purchased or issued upon exercise of the options.

   PROPOSAL TO APPROVE THE POTENTIAL ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE UNDER, OR AS INTEREST ON, OUR 61/2% CONVERTIBLE NOTES AND RELATED
 WARRANTS TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER
                     THE RULES OF THE NASDAQ STOCK MARKET

   On May 3, 2002, we entered into a Securities Purchase Agreement with Smithfield Fiduciary LLC and Citadel Equity Fund Ltd. (together, the "Purchasers"). Pursuant to the Securities Purchase Agreement, we agreed to issue and sell to the Purchasers, in a private placement, up to $50 million principal amount of 6 1/2% convertible senior subordinated notes due May 1, 2007 (the "Notes") together with related seven-year warrants (the "Warrants") to purchase shares of our common stock. The Warrants will be exercisable for a number of shares of common stock equal to (a) 30% of the aggregate principal amount of the related Notes divided by (b) the greater of Market Price (as calculated below) or the applicable pricing condition floor, if any, with an exercise price equal to the conversion price of the related Notes. In addition, we entered into a letter agreement on May 8, 2002 with the Purchasers pursuant to which we agreed to issue to the Purchasers seven-year warrants to purchase an aggregate of 1,000,000 shares of our common stock, with an exercise price of $2.00.

   Under the provisions of the Securities Purchase Agreement, we may not issue Notes and related Warrants to the extent such Notes are convertible into and such related Warrants are exercisable for an aggregate number of shares of common stock that would equal or exceed 20% of the Company's outstanding shares of common stock as of the date of the transaction. Further, under the provisions of the Notes and related Warrants we are not obligated to issue, upon conversion or exercise thereof, an aggregate number of shares of common stock which equals or exceeds 20% of our outstanding shares of common stock as of the date of the transaction. These limitations (the "Issuance Limitations") ensure that the Company complies with the shareholder approval requirements of The Nasdaq Stock Market. These provisions will prevent us from issuing and selling all of the Notes and related Warrants and from realizing certain other benefits under the Securities Purchase Agreement unless the issuance is authorized by you. We have agreed with the Purchasers to solicit your authorization to issue the shares of common stock upon conversion of and as interest on the Notes and upon exercise of the related Warrants issuable under the Securities Purchase Agreement and warrants issued pursuant to the May 8, 2002 letter agreement in excess of the number of shares of common stock we may issue under the rules of The Nasdaq Stock Market without such approval.

Summary of the Transaction

   The following summary highlights certain material terms of the private placement transaction between the Company and the Purchasers. Because this is a summary, it does not contain all of the information that is included in the transaction documents and, consequently, is qualified in its entirety by the Securities Purchase Agreement, the registration rights agreements, the forms of Notes, the forms of warrants and the May 8, 2002 and May 10, 2002 letter agreements, all of which are attached as exhibits to our current reports on form 8-K filed on May 6 and May 13, 2002.

   The sale of $5 million principal amount of Notes (the "Series A-1 Notes") and related Warrants exercisable for approximately 788,312 shares of common stock occurred on May 10, 2002. The applicable conversion price for the Series A-1 Notes and the exercise price for their related Warrants is $2.28. In addition, on May 10, 2002 we issued the seven-year warrants issuable pursuant to the May 8, 2002 letter agreement.

   We will issue and sell to the Purchasers up to an additional $35 million principal amount of Notes and related Warrants in installments of up to $10 million principal amount of Notes, provided that the obligation of the Purchasers to purchase each installment of Notes is subject to a minimum Market Price (as calculated by determining the arithmetic average of the daily volume weighted average prices of the common stock during a ten trading day period (an "Averaging Period") ending three trading days prior to such issuance, excluding transfers of 20,000 shares or more pursuant to individual transactions) of the common stock of $5.84 or $6.25, depending upon the installment of Notes. We are not obligated to issue the Notes and related Warrants in these installments to the extent such issuance would violate the Issuance Limitations without prior shareholder approval.

   In the event that the minimum Market Price for any installment of Notes is not met, the Purchasers may elect to purchase all or part of the applicable installment with a conversion price equal to the minimum conversion price (as described below). To the extent that the entire principal amount of any installment of Notes is not purchased, such remaining principal amount may be purchased at the conclusion of the next Averaging Period (as defined above). No subsequent installment of Notes together with the related Warrants will be issued and sold until the entire principal amount of the prior installment of Notes together with the related warrants has been issued and sold. No installments of Notes (other than the additional Notes described below) will be sold after December 10, 2002.

   During a five trading day period commencing upon the earlier to occur of the sale of an aggregate of $40 million in principal amount of Notes or December 11, 2002 and ending upon the later of December 18, 2002 and the date which is five (5) trading days after delivery of notice to the Purchasers regarding the remaining principal amount of Notes that may be purchased, the Purchasers have the option to purchase up to $10 million principal amount of Notes with a fixed conversion price of $9.00 and related Warrants with an exercise price of $9.00. We may not issue the Notes and related Warrants to the extent such issuance would violate the Issuance Limitations without prior shareholder approval.

Registration Rights Agreements

   We are required by registration rights agreements entered into with the Purchasers to file registration statements with the Securities and Exchange Commission to register for resale the shares of common stock issuable upon conversion of the Notes, payment of interest upon the Notes and exercise of the Warrants (including the warrants issued pursuant to the May 8, 2002 letter agreement). In the event the registration statements are not filed or do not become (and remain) effective within certain specified time periods, we will be required to pay to the Purchasers certain penalty payments.

Use of Proceeds

   We intend to use the proceeds from the sale of the Notes for general corporate purposes, including growth initiatives, capital expenditures and potential acquisitions. As of June 10, 2002, we have used the $5,000,000 from the issuance and sale of the Series A-1 Notes and related warrants for working capital.

Summary of the Material Terms of the Notes and the Warrants

Conversion Price and Exercise Price

   The conversion price for the Series A-1 Notes and the exercise price for the related Warrants is $2.28. With respect to the additional $35 million principal amount of Notes and related Warrants that we may sell and issue in installments of up to $10 million principal amount of Notes, the conversion price for such installments and the exercise price for the related Warrants is 120% of the applicable Market Price for each installment of Notes. The Market Price for each such installment is the arithmetic average of the daily volume weighted average prices of the common stock during an Averaging Period ending three trading days prior to such issuance. Transfers of 20,000 shares or more pursuant to individual transactions will not be included in determining the volume weighted average price. The Averaging Period for each installment commences on the fourth trading day following the tenth trading day of each prior Averaging Period. With respect to the additional $10 million principal amount of Notes and related Warrants that Purchasers have an option to purchase, such Notes will have a fixed conversion price of $9.00 with related Warrants having an exercise price of $9.00.

Interest on the Notes

   The Notes bear interest at a rate of 61/2% per annum, which is payable quarterly in arrears and is payable in cash or shares of our common stock at our option. In the event that we wish to pay interest in shares of common stock (the "Interest Shares"), certain conditions must be satisfied, including without limitation, that advance notice of our intent to pay in Interest Shares must be given, a registration statement covering the resale of the Interest Shares must be in effect and we must have received your approval to issue the Interest Shares. The number of Interest Shares to be issued will be determined by dividing the amount of interest due and payable on the applicable interest payment date 95% of the arithmetic average of the daily volume weighted average price of the common stock over a five trading day period ending on the second trading day immediately preceding the applicable payment date.

Adjustments to the Notes and the Warrants

   The Notes and the Warrants include provisions for adjustment of the conversion or exercise price, as the case may be, and the number of shares issuable upon a conversion or exercise in the event of stock splits, stock dividends, reverse stock splits, and issuances by us of shares of our capital stock at prices below the conversion price of the Notes or the exercise price of the Warrants, as the case may be.

Redemption, Repurchase Rights and Triggering Events

   At any time after November 1, 2003 and prior to May 1, 2005, we may redeem all or a portion of all outstanding Notes, on at least 20 but not more than 65 trading days' notice at a redemption price of par plus accrued and unpaid interest and a payment equal to the amount of interest which would accrue if the Notes were outstanding until May 1, 2005 if, among other things: (i) a registration statement covering resales of the common stock issuable upon conversion of the Notes and exercise of the Warrants is effective and available for use for the 30 days prior to date of notice of the provisional redemption date and through the provisional redemption date and (ii) the daily volume weighted average price of the common stock equals or exceeds 200% of the applicable Conversion Price as of the issuance date of the applicable Notes (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions) for at least 20 trading days in any consecutive 30 day trading period ending on the trading day prior to the date of delivery of notice of the provisional redemption. After May 1, 2005, we may redeem all outstanding Notes, on at least 20 but not more than 65 trading days' notice at a redemption price of par plus accrued and unpaid interest.

   The Purchasers have the right to cause us to redeem any or all of the outstanding Notes in cash at a redemption price of par plus accrued and unpaid interest during the ten trading day period following each of July 1, 2004 and May 1, 2006.

   The following events constitute a "triggering event," which provide the Purchasers the right to cause us to redeem the Notes at a redemption price equal to the greater of (i) 120% of principal plus unpaid interest and (ii) the conversion rate multiplied by the closing sale price of our common stock on the date immediately preceding the triggering event:

    . the failure of the applicable registration statement to be declared effective by the SEC within a certain time period or the effectiveness of the applicable registration statement lapsing or being unavailable to any holder of Notes in accordance with the terms of the applicable registration rights agreement for a period of 10 consecutive business days or for more than an aggregate of 20 business days in any 365-day period (other than as permitted in the applicable registration rights agreement);

    . the suspension from trading or failure of our common stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. for a certain period of time;

    . our failure to cure a Conversion Failure (as defined in the Notes) or our provision of notice of our intention not to comply with a request for conversion of any Notes;

    . at any time following the tenth consecutive business day that a holder's applicable portion of the shares of common stock reserved for conversion of the Notes is less than the number of shares of common stock that the holder would be entitled to receive upon full conversion of the Note;

    . upon our receipt of a conversion notice, we are not obligated to issue shares of common stock because the issuance would cause us to issue a number of shares of common stock equal to or in excess of The Nasdaq Stock Market's limitations on the issuance of shares of common stock without shareholder approval;

    . our failure to pay any amount of principal, interest, late charges or other amounts (subject to certain exceptions);

    . we breach any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the registration rights agreements, any of our Notes or any other agreement, document, certificate or other instrument delivered in connection with the transactions (except to the extent that the breach would not have a material adverse effect and, in the case of a breach of a covenant or other term or condition which is curable, only if the breach continues for a period of at least 15 consecutive business days; or

    . we breach or fail to comply with the subordination provisions contained in the Notes.

   The following events constitute a "triggering event," which provide the Purchasers the right to cause us to redeem the Notes at a redemption price equal to the greater of (i) 100% of principal plus unpaid interest and (ii) the conversion rate multiplied by the closing sale price of our common stock on the date immediately preceding the triggering event:

    . any default or defaults by us (A) in the payment of any principal of, or interest or any other amount on or with respect to, any indebtedness, the principal amount of which, individually or in the aggregate, exceeds $5,000,000, when due (after giving effect to any applicable grace periods) or (B) on any indebtedness, the principal amount of which, individually or in the aggregate, exceeds $5,000,000, which results in such indebtedness accelerating;

    . certain events occur that are associated with bankruptcy or debtor relief; and

    . a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against use (or our subsidiaries), subject to certain exceptions and exclusions.

   Upon our change of control, the Purchasers may require us to redeem any or all of the outstanding Notes in cash at the applicable redemption price described below. Each of the following events constitute a change of control:

    . our consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) with or into another person (other than (A) a consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) in which holders of our voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (B) pursuant to a migratory merger effected solely for the purpose of changing our jurisdiction of incorporation;

    .  the sale or transfer of all or substantially all of our assets; or

    . a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of our common stock.

The applicable redemption price is 116% of the principal amount plus accrued and unpaid interest for the period until May 1, 2003, 112% of the principal amount plus accrued and unpaid interest from May 1, 2003 to April 30,

2004, 108% of the principal amount plus accrued and unpaid interest from May 1, 2004 to April 30, 2005, 106% of the principal amount plus accrued and unpaid interest from May 1, 2005 to April 30, 2006, and 104% of the principal amount plus accrued and unpaid interest from May 1, 2006 until maturity.

Restrictions on Conversion and Exercise

   The Company shall not effect any conversion of the Notes, exercise of the related Warrants or exercise of the warrants issued pursuant to the May 8 letter agreement, and the holder of such securities shall not have the right to convert or exercise such securities, to the extent that after giving effect to the conversion and exercise, a holder of the shares of common stock (together with the holder's affiliates) would beneficially own in excess of 5.0% of our common stock outstanding immediately after giving effect to the conversion or exercise (the "Beneficial Owner Limitation").

Subordination and Certain Restrictions

   The Notes are subject to certain subordination provisions. So long as Notes are outstanding, certain cash payments owed pursuant to the Notes (including principal and interest on the Notes), related Warrants and certain other agreements relating to the transaction (i) shall be subordinate to Senior Indebtedness (as defined below) under the terms of the Notes and shall be subordinate to Permitted Secured Indebtedness (as defined below) (other than Senior Indebtedness) in any insolvency, bankruptcy or similar proceeding, (ii) shall rank pari passu with and shall not be subordinated to any unsecured indebtedness outstanding as of May 3, 2002, excluding replacements, amendments or modifications thereto (the "Pari Passu Indebtedness"), and (iii) shall be senior to all other indebtedness other than the Permitted Secured Indebtedness and the Pari Passu Indebtedness. "Senior Indebtedness" means all of our secured indebtedness, liabilities and obligations to IBM Credit Corporation or U.S. Bank National Association whether now existing or hereafter arising under our amended and restated revolving credit agreement, as amended, with IBM Credit Corporation and our amended and restated loan and security agreement, as amended, with U.S. Bank National Association. "Permitted Secured Indebtedness" means (i) the Senior Indebtedness, (ii) any indebtedness incurred in the ordinary course of business secured by a purchase money security interest,
(iii) any capitalized lease obligations incurred in the ordinary course of business and (iv) the secured indebtedness of the Company which is set forth on
Schedule 3(r) of the Securities Purchase Agreement.

   So long as Notes are outstanding, we and our subsidiaries (A) may not, directly or indirectly, prepay or retire any indebtedness (other than the Permitted Secured Indebtedness and the indebtedness evidenced by the Notes) prior to its scheduled payment dates or maturity date, and (B) may not issue or incur (1) any secured indebtedness (other than the Permitted Secured Indebtedness) or (2) any other indebtedness other than indebtedness subordinate to the Notes on terms and conditions reasonably acceptable to the holders of the Notes.

   Until all of the Notes have been converted, redeemed or otherwise satisfied, we cannot, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, our capital stock without the prior consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

Amendment to the Notes and the Warrants

   The affirmative vote or written consent of holders representing a majority of the aggregate outstanding principal amount of Notes is required for any change or amendment to the Notes. If any holder of Senior Indebtedness makes any change to or adds any event of default or any covenant with respect to the Senior Indebtedness, a corresponding change or addition shall automatically be made to the Notes; provided that no change or addition shall be made if the result would be to make our obligations under the Notes less restrictive than those in effect immediately prior to such change or addition. The written consent of the holders of Warrants representing a majority of the shares of common stock issuable upon exercise of the Warrants then outstanding is required to amend the Warrants or permit us to take any action otherwise prohibited (or omit to perform any action required) by the Warrants; provided that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock issuable upon exercise of any Warrant without the written consent of the holder of the applicable Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding

Outstanding Amounts

   As of June 10, 2002, we have issued an aggregate of $5,000,000 principal amount of Series A-1 Notes, related Warrants exercisable for an aggregate of approximately 788,312 shares of common stock and warrants exercisable for an aggregate of 1,000,000 shares of common stock. Upon conversion of the Series A-1 Notes currently outstanding, exercise of their related Warrants and exercise of the warrants issued pursuant to the May 8, 2002 letter agreement and assuming no anti-dilution adjustments are made, the Company is currently obligated to issue approximately 3,978,067 shares of Common Stock. Assuming that the Purchaser purchased all $50,000,000 principal amount of the Notes and related Warrants pursuant to the Securities Purchase Agreement, the shareholders of the Company approve the potential issuance of all securities under the terms of the Securities Purchase Agreement, no anti-dilution adjustments are made, the Notes and related Warrants are issued at their respective minimum conversion prices and we do not elect to pay any interest with Interest Shares, upon conversion of all such Notes, the exercise of all such related Warrants and the exercise of the warrants issued pursuant to the May 8, 2002 letter agreement, the Company would be obligated to issue 12,406,321 shares of Common Stock, provided, however, that this obligation to issue shares of Common Stock will be limited to the extent it would exceed, at any given time, the Beneficial Owner Limitation. As of June 10, 2002, we had 36,784,463 shares of common stock outstanding.

   The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting and entitled to vote on this matter is necessary for approval of the transaction. Proxies will be voted in favor of such proposal unless otherwise specified. The Board of Directors and management recommend that you vote for the approval of the potential issuance of all shares of common stock issuable under, or as interest on, our 61/2% Convertible Notes and related Warrants to the extent such issuance would require stockholder approval under the rules of The Nasdaq Stock Market.

          PROPOSAL TO APPROVE THE PEMSTAR INC. 2002 STOCK OPTION PLAN

   On October 25, 2001, the Board of Directors adopted the Pemstar Inc. 2002 Stock Option Plan (the "Option Plan"), subject to shareholder approval. The Option Plan provides for the grant of stock options to employees, officers, consultants, independent contractors and non-employee directors providing services to the Company, as determined by the Board of Directors or by a committee of directors designated by the Board of Directors to administer the Option Plan.

Summary Of The Option Plan

   The purpose of the Option Plan is to promote the interests of the Company and its shareholders by aiding the Company in maintaining and developing personnel capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

   The Option Plan may be administered by the Board of Directors or a committee of two or more directors designated by the Board of Directors (the "Option Committee"). The Option Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Option Plan. Subject to the provisions of the Option Plan, the Option Committee may amend or waive the terms and conditions of an outstanding award, with the consent of the optionee. The Option Committee will have full authority to interpret the Option Plan and establish, amend or rescind rules and regulations for the administration of the Option Plan.

   Any employee, officer, consultant, independent contractor or director providing services to the Company and its subsidiaries will be eligible to be selected by the Option Committee to receive awards under the Option Plan.

   The Option Plan provides for the issuance of up to 1,500,000 shares of Pemstar common stock, subject to adjustment in the event of a stock dividend, recapitalization, stock split, reorganization, merger, consolidation or other similar changes in the corporate structure or stock of the Company. If an option issued under the Option Plan expires, or for any reason is terminated or unexercised with respect to any shares of common stock, such shares shall again be available for issuance of options under the Option Plan. The shares of common stock issued under the Option Plan will be authorized but unissued shares or issued shares which have been reacquired by the Company.

   The types of awards that may be granted under the Option Plan are stock options. The Option Plan provides that any award is effective only if evidenced by written agreement containing the terms and conditions of the award. Options granted pursuant to the Option Plan will not be transferable, other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted.

   Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Option Plan. The Option Committee will determine the exercise price of any option granted under the Option Plan, but in no event will the exercise price for any Incentive Stock Option be less than 100% of the fair market value of the shares of common stock on the date of grant. The term of an Incentive Stock Option granted under the Option Plan may not extend for more than ten (10) years from the date of grant and the term of a non-qualified option granted under the Option Plan may not extend for more than fifteen (15) years from the date of grant. Stock options will be exercisable at such times as the Option Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or, at the Option Committee's discretion, (i) by delivery of shares of common stock having a fair market value on the date of exercise equal to the exercise price or (ii) by delivery of the optionee's full recourse promissory note in the amount of the exercise price. As of June 10, 2002, the market value of our common stock, as measured by the average of the high and low trading price, is $1.795.

   Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Option Plan after October 25, 2011. The Option Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Option Plan at any time, except that no amendment to the Option Plan, without shareholder approval, shall (i) increase the maximum number of shares under the Option Plan, (ii) decrease the minimum option price, (iii) extend the maximum option term, or (iv) materially modify the eligibility requirements for participation in the Option Plan.

   As of the date of this Proxy Statement, the Option Committee had granted incentive stock options for the purchase of 339,810 shares of common stock pursuant to the Option Plan to employees of the Company, none of whom are executive officers of the Company. These options have an exercise price of $8.29. In the event that the Option Plan is not approved by the shareholders at the Annual Meeting, these options will remain outstanding but will become non-qualified stock options.

                           Federal Tax Consequences

   The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax for the optionee and a liability for payroll taxes may arise for both the optionee and the Company), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

   The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting and entitled to vote on this matter is necessary for approval of the Pemstar Inc. 2002 Stock Option Plan. Proxies will be voted in favor of such proposal unless otherwise specified. The Board of Directors and management recommend that you vote for the approval of the Pemstar Inc. 2002 Stock Option Plan.

     PROPOSAL TO AMEND THE PEMSTAR, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

   The Board of Directors has approved an amendment to the Pemstar Inc. Employee Stock Purchase Plan (the "ESPP"), subject to shareholder approval, pursuant to which (i) an additional 500,000 shares of Pemstar common stock would be reserved for purchase under the ESPP and (ii) the eligibility requirement of being employed by Pemstar for at least 90 days would be removed. The ESPP was approved by the Board of Directors and the shareholders of the Company on June 14, 2000. As of June 10, 2002, the market value of our common stock, as measured by the average of the high and low trading price, is $1.795.

Summary of the ESPP

   The ESPP provides for the purchase of shares of Pemstar's common stock by eligible employees of the Company and certain related corporations through payroll deductions of 3% to 10% of an employee's current compensation. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

   The ESPP is administered by a committee of two or more non-employee directors, which also interprets the ESPP. Subject to the approval of this proposal by the shareholders, employees of the Company and certain related corporations whose customary employment is at least 20 hours per week are eligible to participate in the ESPP. However, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the ESPP. The ESPP will terminate if and when all the shares of the Company's common stock provided for in the ESPP have been sold. Subject to the approval of this proposal by the shareholders, the Board of Directors has reserved 1,000,000 shares of Pemstar's common stock for issuance under the ESPP.

   Under the ESPP, there are twelve monthly purchase periods ending on the last Friday of each month, or the next business day if such Friday is not a business day (each a "Purchase Period"). On the last business day of each Purchase Period, each participant receives the right to purchase as many whole shares of Pemstar's common stock as could be purchased with the balance in that participant's stock purchase account as of that date. The exercise price for rights granted under the ESPP is 85% of the fair market value of the common stock on the last business day of the Purchase Period. No participant may purchase stock under the ESPP and under all other stock purchase plans of the Company and its affiliates at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year. Furthermore, no participant may purchase more than 10,000 shares of Pemstar common stock in any one Purchase Period.

   The Board of Directors may amend or discontinue the ESPP at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the ESPP shall be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Act of 1934, as amended, to become unavailable with respect to the ESPP, (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc., or (iii) permit the issuance of Pemstar common stock before payment in full for them.

                        Federal Income Tax Consequences

   The ESPP and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the ESPP will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares (except that a liability for payroll taxes may arise to both the participant and the Company). A participant may become liable for tax upon disposition of the shares acquired as summarized below.

   If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates. If the shares are sold and the sale price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference. Under these circumstances, the Company will not be allowed a tax deduction.

   In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

   The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting and entitled to vote on this matter is necessary for approval of the proposed amendment to the ESPP. Proxies will be voted in favor of such proposal unless otherwise specified. The Board of Directors and management recommend that you vote for the amendment to the ESPP.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The Audit Committee is composed of the following non-employee directors: Bruce M. Jaffe, Chair, Thomas A. Burton and Gregory S. Lea. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

   Management is responsible for Pemstar's internal controls and the financial reporting process. Pemstar's independent accountants are responsible for performing an independent audit of Pemstar's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Pemstar's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Pemstar's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   Pemstar's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Pemstar's annual report on Form 10-K for the fiscal year ended March 31, 2002 filed with the Securities and Exchange Commission.

                                          Thomas A. Burton
                                          Bruce M. Jaffe
                                          Gregory S. Lea

                                          Members of the Audit Committee

                           INDEPENDENT AUDITORS FEES

Audit Fees

   Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended March 31, 2002 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $467,796.

Financial Information Systems Design and Implementation Fees

   There were no services provided by Ernst & Young LLP for the design and implementation of financial information systems during the last fiscal year.

All Other Fees

   Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $893,032.

   The Company's Audit Committee has considered whether the provision of non-audit fees is compatible with maintaining Ernst & Young LLP's independence and has determined that such fees are compatible with maintaining Ernst & Young LLP's independence.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as our independent auditors beginning with the fiscal year ended March 31, 2000. The Board of Directors has again appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending March 31, 2003. While it is not required to do so, the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

   The Board of Directors and management recommend that you vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

                            SOLICITATION OF PROXIES

   All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's common stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.

                                 OTHER MATTERS

   The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   Any shareholder proposals to be presented at the Company's Annual Meeting to be held in 2003 must be received at the principal executive offices of the Company, 3535 Technology Drive N.W., Rochester, MN 55901 by the close of business on February 24, 2003. In connection with any matter to be proposed by a shareholder at the 2003 Annual Meeting, but not proposed for inclusion in the Company's proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by February 24, 2003.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The audited financial statements for the year ended March 31, 2002 in our Form 10-K is incorporated herein by this reference. Our Annual Report to Shareholders, which contains our Form 10-K is being mailed herewith to all shareholders of record on June 10, 2002.

                                          /s/ Linda U. Feuss
                                          Linda U. Feuss
                                          Secretary

June 24, 2002

                                                                      APPENDIX A

                                  PEMSTAR INC.
                             2002 STOCK OPTION PLAN

1.   Purpose of the Plan.
     -------------------

     This Plan shall be known as the "PEMSTAR INC. 2002 Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of PEMSTAR INC., a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.

2.   Stock Subject to the Plan.
     -------------------------

     Subject to the provisions of section 12, the shares of stock to be subject to options under the Plan shall be shares of the Company's authorized common stock. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to the adjustment as provided in section 12, the maximum number of shares on which options may be exercised under this Plan shall be One Million Five Hundred Thousand Shares (1,500,000) shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.   Administration of Plan.
     ----------------------

     (a) The Plan shall be administered by the Board of Directors of the Company or a committee of two or more directors of the Company. The members of such committee shall be appointed by and serve at the pleasure of the Board of Directors. The group administering the Plan shall be referred to herein as the "Option Committee."

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, (i) to determine the purchase price of the common shares covered by each option, (ii) to determine the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) to determine the terms of exercise of each option, (iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under section 13 to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

     (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination that is set forth in a written document and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.   Eligibility.
     -----------

     Incentive Stock Options may only be granted under this Plan to any full or part- time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). Members of the Board of Directors of the Company, consultants or independent contractors providing valuable services to the Company or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options. In determining the persons to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in section 422 of the Code of his employer corporation and its parent and subsidiary corporations described in section 424(e) or 424(f) of the Code) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options.

5.   Price.
     -----

     The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of shares of the Company's common stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Company's common stock shall be as reasonably determined by the Committee. If on the date of grant of any option granted under the Plan, the common stock of the Company is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.   Term.
     ----

     Each option and all rights and obligations thereunder shall, subject to the provisions of section 9, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of granting of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen
(15) years from the date of granting of such option.

7.   Exercise of Option.
     ------------------

     (a) The Committee shall have full and complete authority to determine, subject to section 9, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

     (b) The exercise of any option granted hereunder shall only be effective at such time that the sale of common stock pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering certificates for shares of the Company's common stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares, or
(iii) by delivering the optionee's full recourse promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid imputation of income, original issue discount or a below-market-rate loan pursuant to sections 483, 1274 or 7872 of the Code or any successor provisions thereto; provided, however, that an optionee shall not be entitled to tender shares of the Company's common stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such shares shall be determined as provided in section 5. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

8.   Additional Restrictions.
     -----------------------

     The Committee shall have full and complete authority to determine whether all or any part of the shares of common stock of the Company acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options.

9.   Effect of Termination of Employment or Death.
     --------------------------------------------

     (a) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability as set forth in section 9(c), such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

     (c) If the optionee shall die while in the employ of the Company or a subsidiary, if any, or within three months after termination of employment for any reason other than gross and willful misconduct, or the optionee's employment is terminated because optionee has become disabled (within the meaning of Code section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after his death or the date of such disability by the optionee or the personal representatives of the optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death (or termination of employment, if earlier) and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at any time.

10.  Ten Percent Shareholder Rule.
     ----------------------------

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of section 424(d) of the Code) shares of common stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of section 424(e) or 424(f) of the Code), if any, then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of section 422(c)(7) of the Code, the option price shall be not less than 110% of the fair market value of the common stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11.  Non-Transferability.
     -------------------

     No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in section 9(c). During the lifetime of an optionee the option shall be exercisable only by such optionee.

12.  Dilution or Other Adjustments.
     -----------------------------

     If there shall be any change in the shares of the Company's common stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13.  Amendment or Discontinuance of Plan.
     -----------------------------------

     The Board of Directors may amend or discontinue the Plan at any time. However, no amendment of the Plan shall, without stockholder approval: (i) increase the maximum number of shares under the Plan as provided in section 2,
(ii) decrease the minimum option price provided in section 5, (iii) extend the maximum option term under section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

14.  Time of Granting.
     ----------------

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option) shall constitute the granting of an option hereunder.

15. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate any employee's employment at any time.

16.  Effective Date and Termination of Plan.
     --------------------------------------

     (a) The Plan was approved by the Board of Directors on October 25, 2001, and shall be approved by the shareholders of the Company within twelve (12) months thereof.

     (b) Unless the Plan shall have been discontinued as provided in section 13, the Plan shall terminate October 25, 2011. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

                                                                      APPENDIX B

                                  PEMSTAR INC.
                              AMENDED AND RESTATED
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             ARTICLE I. INTRODUCTION

     Section 1.01 Purpose. The purpose of the Pemstar Inc. 2000 Employee Stock Purchase Plan ("the Plan") is to provide employees of Pemstar, a Minnesota corporation (the "Company"), with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, $.01 par value, and thus, to develop a stronger incentive to work for the continued success of the Company.

     Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

     Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

          (a) "Acceleration Date" means the date of shareholder approval or approval by the Company's Board of Directors, if shareholder approval is not required, of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporations or pursuant to which Company Common Shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate share ownership in the surviving corporation immediately after the merger;
     (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

          (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424 (f) of the Code, whether now or hereafter acquired or established.

          (c) "Committee" means the committee described in Section 10.01.

          (d) "Company" means Pemstar Inc., a Minnesota corporation, any subsidiary of the Company and any successors to the Company by merger or consolidation as contemplated by Article XI herein.

          (e) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participate in accordance with the terms of his or her employment, including bonus payments, overtime pay and all other forms of special compensation.

          (f) "Fair Market Value" as of a given date means such value of the Common Shares which is equal to (i) the last sale price of the Common Shares as reported on the Nasdaq National Market on such date, if the Common Shares are then quoted on the Nasdaq National Market; (ii) the average of the closing representative bid and asked prices of the Common Shares as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Common Shares are then quoted on Nasdaq; or (ii) the closing price of the Common Shares on such date on a national securities exchange, if the Common Shares are then quoted on a national securities exchange. If on a given date the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(f) and in connection herewith shall take such action as it deems necessary or advisable.

          (g) "Participant" means an Eligible Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

          (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase period in question as a corporation whose Eligible Employees may participate in the Plan

          (i) "Eligible Employee" means an employee of the Company or a Participating Affiliate, but excluding employees whose customary employment is less than an average of 20 hours per week.

          (j) "Plan" means the Pemstar Inc. 2000 Employee Stock Purchase Plan, as the same may be amended, the provisions of which are set forth herein.

          (k) "Purchase Period" means a monthly period ending on the last Friday of each month, or the next business day if such Friday is not a business day.

          (l) "Common Shares" means the Company's Common Stock, $.01 par value, as such Shares may be adjusted for changes in the Shares or the Company as contemplated by Article XI herein.

          (m) "Share Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.


                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

     Section 2.01 Eligible Employees. All Eligible Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes an Eligible Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains an Eligible Employee.

     Section 2.02 Election to Participate. An Eligible Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of the Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in the Purchase period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.)

     Section 2.03 Limits on Shares Purchase. No employee shall be granted any right to purchase Common Shares hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Shares possessing 5% or more of the total combined voting power or value of all the classes of the capital shares of the Company or of all Affiliates.

     Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                    ARTICLE III. PAYROLL DEDUCTIONS, COMPANY
                    CONTRIBUTIONS AND SHARE PURCHASE ACCOUNT

     Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of not less than 3% and not more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose.

     Section 3.02 Interest. No interest will be paid with respect to contributions to a Participant's Share Purchase Account.

     Section 3.03 Credit to Account. Payroll deductions will be credited to the Participant's Share Purchase Account on each payday.

     Section 3.04 Nature of Account. The Share Purchase Account is established solely for accounting purposes, and all amounts credited to the Share Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

     Section 3.05 No Additional Contributions. A Participant may not make any payment into the Share Purchase Account other than the payroll deductions made pursuant to the Plan and may not change the level of participation during any Purchase Period except that an employee who is on an approved leave of absence may make cash payments to the Company in lieu of payroll deductions to the extent necessary to maintain such Participant's participation at the level of participation elected at the beginning of each Purchase Period.


                      ARTICLE IV. RIGHT TO PURCHASE SHARES

     Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole or fractional Common Shares that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Share Purchase Account, subject to the limitations that:

          (a) in accordance with Section 423 of the Code, no more than 10,000 Common Shares may be purchased under the Plan by any one Participant for a given Purchase Period; and

          (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Shares and other shares may be purchased under the Plan and all other employee share purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year.

     Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be 85% of the Fair Market Value of the Common Shares on the last business day of each Purchase Period, in each case rounded up to the next higher full cent.


                          ARTICLE V. EXERCISE OF RIGHT

     Section 5.01 Purchase of Shares. On the last business day of a Purchase Period, the entire credit balance in each Participant's Share Purchase Account will be used to purchase the largest number of whole or fractional Common Shares purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

     Section 5.02 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.


                ARTICLE VI. WITHDRAWAL FROM PLAN: SALE OF SHARES

     Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

     Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Share Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's estate will be used to purchase Common Shares, unless such participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Share Purchase Account distributed in cash with 30 days after the end of the Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Shares or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

     Section 6.03 Termination of Employment.

          (a) Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Share Purchase Account. Therefore, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Share Purchase Account will be used to purchase Common Shares, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Share Purchase Account in cash within 30 days after the end of the Purchase Period, provided that such Participant shall have no right to purchase Common Shares in the event that the last day of such a Purchase Period occurs more than one month following the termination of such Participant's employment with the Company by reason of such an approved retirement.

          (b) In the event of any other termination of employment (other that death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be an Eligible Employee for any reason. In such event, the entire credit balance in such Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as an Eligible Employee.

                         ARTICLE VII. NONTRASFERABILITY

     Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Shares hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

     Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Share Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.


                        ARTICLE VIII. SHARE CERTIFICATES

     Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Shares then purchased pursuant to Section 5.01 to be issued to or for the benefit of the Participant and held in the Plan pursuant to Section 8.05.

     Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Shares prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

     Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Shares purchased until a certificate representing the same is issued to or for the benefit of the Participant.

     Section 8.04 Form of Ownership. The certificates representing Common Shares issued under the Plan will be registered in the name of the Participant.

     Section 8.05 Delivery. Subject to such terms and conditions as the Committee in its sole discretion may impose, by filing a form provided by the Company for such purpose, a Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant, a certificate for the number of whole Common Shares purchased pursuant to Section 5.01, and cash for the number of fractional Common Shares. The election notice will be processed as soon as practicable following receipt.


                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN


     Section 9.01 Effective Date. The Plan was approved by the Board of Directors and shall be approved by the shareholders of the Company within twelve (months) thereof. In the event that the Plan is not so approved by the shareholders of the Company, for any reason, it shall then be of no force or effect whatsoever, and no Common Shares shall be purchased hereunder and any and all amounts credited to a Participant's Share Purchase Account for any Purchase Period which commences prior to such shareholder approval shall be returned.

     Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on the first day of the first Purchase Period designated by the Committee, provided, however, that the first Purchase Period shall not commence prior to August 1, 2000.

     Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (I) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires shareholder approval under any rules or regulations of the national Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Shares before payment therefor in full.

     Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the Common Shares provided for in Section 10.03 have been sold.


                            ARTICLE X. ADMINISTRATION

     Section 10.01 The Committee. The Plan shall be administrated by a committee (the "Committee") o f two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

     Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Shares acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

     Section 10.03 Shares to be Sold. The Common Shares to be issued and sold under the Plan shall be authorized but unissued shares. Except as provided in
Section 11.01, the aggregate number of Common Shares to be sold under the Plan will not exceed 1,000,000 shares.

     Section 10.04 Notices. Notices to the Committee should be addressed as follows:

                                  Pemstar Inc.
                            3535 Technology Drive NW
                           Rochester, Minnesota 55901


                       ARTICLE XI. ADJUSTMENT FOR CHANGES
                              IN SHARES OR COMPANY

     Section 11.01 Share Dividend or Reclassification. If the outstanding Common Shares are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, share dividend, share split, amendment to the Company's Articles of Incorporation, reverse share split or otherwise, other than by a sale of Common Stock by the Company, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

     Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.


                           ARTICLE XII. APPLICABLE LAW

     Rights to purchase Common Shares granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                               Rochester MN 55901

                         Annual Meeting of Shareholders
                                  July 25, 2002
                                  4:00 p.m. CST

                                  PEMSTAR INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 24, 2002, revoking all prior proxies, hereby appoints Allen J. Berning and William J. Kullback, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pemstar Inc. (the "Company") to be held on July 25, 2002, at 4:00 p.m. Central Standard Time, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director named in item 1, FOR the approval of the issuance of all security issuable pursuant to the Securities Purchase Agreement, including the 6 1/2% Convertible Senior Subordinated Notes and related Warrants, FOR the approval of the Pemstar Inc. 2002 Stock Option Plan, FOR the approval of the amendment to the Pemstar Inc. 2000 Employee Stock Purchase Plan, FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants and in the discretion of the named proxies on all other matters.

            (continued and to be dated and signed on the other side)

1. PROPOSAL TO ELECT    [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY to
   THREE CLASS 2            listed below             vote for all nominees
   DIRECTORS                (Except as marked        listed below
                            to the contrary
                            below)

Nominees:  01. Hargopal (Paul) Singh, 02. Thomas A. Burton, 03. Michael Odrich

Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. APPROVAL OF THE POTENTIAL ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE UNDER, OR AS INTEREST ON, OUR 6 1/2% CONVERTIBLE NOTES AND RELATED WARRANTS TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASDAQ STOCK MARKET.

SECURITIES ISSUABLE PURSUANT TO
   THE SECURITIES PURCHASE AGREEMENT, INCLUDING THE 6 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTES AND RELATED WARRANTS.

                   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

3. APPROVAL OF THE PEMSTAR INC. 2002 STOCK OPTION PLAN.

                   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

4. APPROVAL OF THE AMENDMENT TO THE PEMSTAR INC. 2000 EMPLOYEE STOCK PURCHASE PLAN.

                   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

5. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTS FOR THE FISCAL YEAR ENDING MARCH 31, 2003

                   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box  [ ] Indicate changes below

                                    Dated: ____________________________________

                                    ___________________________________________

                                    ___________________________________________

                                    Signature(s) in Box

                                    Please sign exactly as name appears below.
                                    When Shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.